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                                                                   EXHIBIT 10.41


                               LASON SYSTEMS, INC.
                             1305 Stephenson Highway
                              Troy, Michigan 48083


                                  July 29, 1998



Mr. Gary L. Monroe
Chairman of the Board
President and CEO
Lason, Inc.
1305 Stephenson Highway
Troy, Michigan 48083

         Re:   Employment Agreement

Dear Gary:

Your employment agreement dated August 7, 1996 with Lason Systems, Inc. (the "Company") is scheduled to terminate August 7, 1998.

You and the Company have agreed to extend the term of the Employment Agreement for an additional year through August 7, 1999, with the base salary figure in
Section 2A of the Agreement increased to $220,000.00 per calendar year, with such increases as may be approved by the Company's Board of Directors or Lason, Inc.'s Compensation Committee during the term as extended.

Please acknowledge your agreement to amend the terms of your Employment Agreement by signing below.

                                       Very truly yours,


                                       LASON SYSTEMS, INC.

                                       /s/ Donald M. Gleklen

                                       Donald M. Gleklen,
                                       Director
                                       Member, Compensation Committee
                                       Lason, Inc.

I AGREE TO AMEND THE TERMS
OF MY EMPLOYMENT AGREEMENT
WITH THE COMPANY AS SET FORTH
IN THIS LETTER:



/s/ Gary L. Monroe
-------------------------------
Gary L. Monroe